Exhibit 10.6

01.24.07

SECOND AMENDMENT TO LEASE

THIS AMENDMENT (“Amendment”) is made effective as of the 8th day of February 2007, by and between  LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (hereinafter called “Landlord”), and ev3 INC., a Delaware corporation (hereinafter called “Tenant”).

BACKGROUND:

A.                                    Landlord and Tenant are parties to that certain Lease dated as of August 30, 2005, as amended by First Amendment to Lease dated April 6, 2006  (collectively, the “Lease”) for certain premises containing approximately 36,856 rentable square feet in the Building at 9600 54th Avenue North, Plymouth, Minnesota.

B.                                    Landlord and Tenant desire to amend the Lease to expand the Premises as set forth below.

AMENDMENT:

Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

1.                                       Expansion of Leased Premises.  Commencing on June 1, 2007 (the “Effective Date”), the term “Premises” as defined in Section 1(a) of the Lease is hereby amended to include the additional space shown on attached Exhibit A consisting of approximately 13,165 rentable square feet (the “2007 Expansion Space”).  Accordingly, commencing on the Effective Date, the Premises will contain a total of approximately 50,021 rentable square feet.  Except as expressly provided in this Agreement, the 2007 Expansion Space will be leased on all of the terms and conditions of the Lease.

2.                                       Minimum Annual Rent.  Commencing on the Effective Date, the monthly Minimum Annual Rent for the entire Premises (including the 2007 Expansion Space) will be as follows:

Period	2007 Expansion Space Monthly Minimum Annual Rent	Total Monthly Minimum Annual Rent
June 1, 2007 – October 31, 2007	$6,582.50	$39,492.77
November 1, 2007 – October 31, 2008	6,779.98	40,528.96
November 1, 2008 – October 31, 2009	6,983.37	41,592.50
November 1, 2009 – February 28, 2010	7,192.88	42,684.16

3.                                       Additional Rent.  Commencing on the Effective Date, Tenant’s Share as set forth in Section 1(h) of the Lease shall be increased to 100%.

4.                                       Use.  The limitation on maximum square footage that can be used as office space set forth in Section 1(i) of the Lease is increased from 22,123 rentable square feet to 32,001 rentable square feet effective as of the Effective Date; provided, however, that Tenant’s right to so expand its office use is subject to applicable legal requirements, including requirements of the municipal zoning code.

5.                                       As-Is Condition; Leasehold Improvement Allowance.  Landlord will deliver the 2007 Expansion Space to Tenant in its AS-IS condition, without any obligation on Landlord’s part to provide any leasehold improvements or leasehold improvement allowance.  Any leasehold improvements constructed by Tenant in the 2007 Expansion Premises shall be constructed in accordance with the provisions of Sections 12 and 13 of the Lease.

6.                                       Alterations.  The provisions of Section 12 of the Lease to the contrary notwithstanding, upon the expiration or termination of this Lease (i) Tenant shall leave in place and surrender to Landlord all Alterations existing in the Premises as of the date of this Second Amendment, and (ii) Tenant shall leave in place and surrender to Landlord all future Alterations made by or on behalf of Tenant provided the Alterations are of the same kind and character as the presently-existing Alterations.  Tenant shall not demolish any existing improvements or Alterations in the Premises (e.g., in order to convert office space to warehouse or tech space) without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, and, unless Landlord otherwise agrees with Tenant in writing, Landlord reserves the right, upon the expiration or termination of the Lease, to cause Tenant to restore the Premises to substantially the condition existing prior to such demolition.  Moreover, Landlord reserves the right to require Tenant to remove specialized Alterations (such as supplemental HVAC equipment, computer room installations and the like), if any, constructed in the Premises by or on behalf of Tenant after the date of this Second Amendment.

7.                                       Defined Terms.  All capitalized terms used in this Amendment not separately defined herein shall have the meaning given them in the Lease.

8.                                       Full Force and Effect. All of the terms and conditions of the Lease not inconsistent with this Amendment shall remain unmodified and in full force and effect.

9.                                       Counterparts.  This Amendment may be executed in counterparts and may be delivered by facsimile transmittal of signed original counterparts.

[Signature Page Follows]

The parties have executed this Second Amendment as of the date stated above.

TENANT:
ev3 Inc.

By:		/s/Patrick D. Spangler

Its:		CFO

LANDLORD:
LIBERTY PROPERTY LIMITED
PARTNERSHIP

BY:	Liberty Property Trust, its Sole General
Partner

	By:	/s/Robert L. Kiel
Robert L. Kiel
Senior Vice President
Regional Director

		/s/DMJ	Regional Manager

		/s/JD	Leasing Representative

		/s/TB	Property Manager